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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 1, 1999, except Note 11, as to which the date is May 5, 1999, and April 14, 1999, included in the Proxy Statement of Illinois State Medical Inter-Insurance Exchange that is made a part of the Registration Statement (Form S-4 No. 333-_____ ) and Prospectus of ISMIE Holdings Inc. for the registration of 10,100,000 shares of its common stock.

                                                              Ernst & Young LLP

Chicago, Illinois
May 14, 1999